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                                                                    EXHIBIT 3(a)


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               PURINA MILLS, INC.



                                    ARTICLE I
                                    ---------

         The name of the corporation is Purina Mills, Inc. (the "Company").


                                   ARTICLE II
                                   ----------

         The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

         The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                   ----------

         A. AUTHORIZED CAPITAL STOCK. The Company is authorized to issue 25,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock, par value $0.01 ("Preferred Stock"), and 20,000,000 shares of common stock, par value $0.01 ("Common Stock").

         B. PREFERRED STOCK. The Board of Directors of the Company (the "Board") shall have authority to issue Preferred Stock from time to time in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series; provided, however, that except for any series of Preferred Stock authorized in connection with the Rights Agreement between the Company and [____________], as Rights Agent, or any successor agreement thereto, the Board shall not be authorized to issue any series of Preferred Stock with more than one vote per share. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:




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                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) except as otherwise limited in this ARTICLE IV or in
         ARTICLE VIII, the voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund applicable to such series; and

                  (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

         C. COMMON STOCK. Subject to the rights of the holders of any series of Preferred Stock specified in any Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote upon all matters presented to the stockholders for each share of Common Stock held of record by such holder as of the applicable record date for such vote.


                                    ARTICLE V
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         Except as provided in the Amended and Restated By-Laws of the Company
(the "By- Laws"), a majority of the total number of Directors the Company would have if there were no vacancies on the Board (the "Whole Board") may make, amend, and repeal any By-Law. Any By-Law made by a majority of the Whole Board under the powers conferred hereby may be amended or repealed by a majority of the Whole Board (except as specified in any such By-Law so made or amended) or by the stockholders in the manner provided in the By-Laws. The By- Laws may confer powers upon the Board in addition to the foregoing and in addition to the

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powers and authorities expressly conferred upon the Board by the Delaware
General Corporation Law or other applicable law.


                                   ARTICLE VI
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         A. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors will not be less than five nor more than nine and will be fixed from time to time in the manner described in the By-Laws. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders by written consent or at an annual meeting or special meeting of stockholders in accordance with the procedures contained in the By-Laws.

         B. NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws.

         C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or by the affirmative vote of the holders of at least 50% of the Voting Stock, voting together as a single class, after a vote to increase the number of Directors at a stockholders meeting called for that purpose. Any Director elected in accordance with the preceding sentence will hold office until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors.

         D. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders with or without cause by written consent of the holders of at least 50% of the Voting Stock or at any annual meeting or special meeting of the stockholders, by the affirmative vote of the holders of at least 50% of the Voting Stock, voting together as a single class.


                                   ARTICLE VII
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         To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this ARTICLE VII


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will not adversely affect any right or protection of a Director existing prior to such repeal or modification.

                                  ARTICLE VIII
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         The Company will not issue nonvoting capital stock to the extent prohibited by section 1123 of Section 365 of title 11 of the United States Code as in effect on the effective date of the Plan of Reorganization (the "Bankruptcy Code"); PROVIDED, HOWEVER, that this ARTICLE VIII (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.


                                   ARTICLE IX
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         Any and every statute of the State of Delaware hereafter enacted, whereby the rights, powers or privileges of corporations or of the stockholders or directors of corporations organized under the laws of the State of Delaware are increased or diminished or in any way affected, shall be binding not only upon the Company but upon every stockholder of the Company to the same extent as if such statute had been in force at the date of filing this Amended and Restated Certificate of Incorporation in the office of the Secretary of State of Delaware.


                                    ARTICLE X
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         The affirmative vote of the holders of at least 50% of the Voting
Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Amended and Restated Certificate of Incorporation or any provisions hereof; provided, however, that this ARTICLE X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation.



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